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                                                                     EXHIBIT 4.2

CONFIDENTIAL                                                        CONFIDENTIAL

                     SERIES "A" PREFERRED STOCK AND WARRANT

                             SUBSCRIPTION AGREEMENT

                           1ST NET TECHNOLOGIES, INC.

               CONVERTIBLE, PARTICIPATING, NON-VOTING, CUMULATIVE
                           SERIES "A" PREFERRED STOCK
                       AND COMMON STOCK PURCHASE WARRANTS

                                  200,000 UNITS
                                 $ 5.00 PER UNIT
                     (MINIMUM SUBSCRIPTION OF 1,000 UNITS )

1st Net Technologies, Inc.
11423 West Bernardo Court
San Diego, California 92127
Attention: President

        This Subscription Agreement (this "Agreement") is made by and among 1st Net Technologies, Inc., a Colorado corporation (the "Company"), and the undersigned prospective purchaser who is subscribing hereby for the Company's units (the "Units"), each consisting of two shares of Series A Preferred Stock and one Common Stock Purchase Warrant, pursuant to that certain Confidential Private Placement Memorandum (the "Memorandum") of the Company dated September 30, 1998 (together with all exhibits, supplements and amendments thereto collectively, the "Memorandum"), distributed to a limited number of selected persons in connection with the offering (the "Offering") of such Units.

        In consideration of the Company's agreement to sell the Units to the undersigned and to admit the undersigned as a shareholder of the Company (a "Shareholder") upon the terms and conditions set forth herein and in the Memorandum and to cause the Units to be issued to the undersigned upon the terms and conditions summarized in the Memorandum, the undersigned agrees and represents as follows:



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A.      SUBSCRIPTION

        1. The undersigned hereby subscribes for and agrees to purchase the number of Units indicated on the signature page hereto at a purchase price of $5.00 per Unit. Simultaneously with the execution of this Agreement, the undersigned is paying the amount set forth on the signature page below (the "Payment") in full payment for the Units subscribed for hereby, in the form of a cashier's check personal checks, business checks, or money order payable to "1st Net Technologies, Inc."

        2. The undersigned understands that the Payment will be held by the Company until the subscription is accepted or rejected and, if rejected, the Payment will not earn interest from the date of receipt until the date of its return to the prospective investor. The Payment (or, in the case of rejection of a portion of the undersigned's subscription, the part of the Payment relating to such rejected portion) will be returned promptly, without interest, on the basis described in the Memorandum, if the undersigned's subscription is rejected in whole or in part. Any interest earned on the Payment will be paid to the Company to the extent the undersigned's subscription is accepted by the Company. The Payment will be transferred to the Company's bank account on the date on which the undersigned becomes a Shareholder.

        3. The undersigned hereby acknowledges receipt of a copy of the Memorandum and accepts and agrees to be bound by the Memorandum and this Agreement upon the acceptance by the Company of the undersigned's subscription for Units.

B.      PURCHASER'S REPRESENTATIONS AND WARRANTIES

        The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

        1. The Units are being purchased for his own account not for the account of any other person, and not with a view to distribution, assignment or resale to others, or to fractionalization in whole or in part. No other person has or will have a direct or indirect beneficial interest in the Units. The undersigned will not sell, hypothecate or otherwise transfer the shares or warrants comprising the Units unless (a) the Units are registered under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities law, or (b) in the opinion of counsel, with which counsel to the Company agrees, an exemption from the registration requirements of the Act and such state laws is available.



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        2.      The undersigned has been furnished with and has carefully read the Memorandum, and is familiar with and understands the terms of the Offering. In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representations or other information (whether oral or written) from the Company or any other person or entity whatsoever other than as set forth in the Memorandum. With respect to tax and other economic considerations involved in this investment, the undersigned is not relying on the Company. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisors the suitability of an investment in the Company for the undersigned's particular tax and financial situation and has determined that the Units being subscribed for by the undersigned are a suitable investment for the undersigned.

        3. The Company has made available to the undersigned all documents and information that the undersigned has requested relating to an investment in the Company.

        4. The undersigned has been fully informed to its complete satisfaction concerning the organizational aspects, business, operations, finances and all other matters the undersigned considered significant for the purpose of making an investment decision with respect to the Company. The undersigned recognizes that investment in the Company involves substantial risks, including loss of the entire amount of such investment, and has taken into account and understands all of the risk factors related to the purchase of the Units including, but not limited to, those set forth under the caption "Risk Factors" in the Memorandum.

        5. If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate or retirement plan: (i) such partnership, corporation, trust or estate or retirement plan has been duly authorized and is duly qualified (a) to executive and deliver this Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust or estate or retirement plan or by use of a power of attorney in connection with the purchase of the Units, (b) to delegate authority pursuant to a power of attorney, and (c) to purchase and hold such Units; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate or retirement plan has been duly authorized and is binding upon such partnership, corporation, trust or estate or retirement plan; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Units, unless each beneficial owner of such entity is an accredited investor ("Accredited Investor") within the meaning of Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") or is a "qualified person" ("Qualified Person") as such term is defined under California Corporations Code Section 25102(n)(2)(E) ("25102(n)") and has submitted information substantiating such qualification and residency in the State of California.



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        6.      The undersigned is either an Accredited Investor or a Qualified
Person resident in the State of California who, either alone or with his purchaser representative, has such knowledge and experience in financial or business matters that he is sufficiently capable of evaluating the merits and risks of this proposed investment. If a Qualified Person, (i) the investor's subscription in the Units hereby does not exceed the investor's net worth (i.e., total assets in excess of total liabilities, exclusive of his or her home, home furnishings and automobiles) either alone or together with his or her spouse and
(ii) the undersigned's net worth, together with his or her spouse, is at least
(a) $500,000 or (b) $250,000 and annual income in the preceding tax year of at least $100,000 (and reasonably anticipated similar income in the present year. The undersigned's net worth or annual income is such that the loss of the undersigned's entire investment, or its unavailability, will not result in serious harm or detriment to the undersigned.

        7. The undersigned shall indemnify and hold harmless the Company and any officer, director or control person of any such entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned to the Company concerning the undersigned or the undersigned's financial position in connection with the Offering or sale of any of the Units including, without limitation, any such misrepresentation, misstatement or omission contained in the Questionnaire submitted by the undersigned, against losses, liabilities and expenses for which the Company, or any officer, director or control person of any such entity, has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding.

C.      UNDERSTANDINGS

        The undersigned understands, acknowledges and agrees with the Company as follows:

        1. This Subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion, at any time, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's Subscription.

        2. This Subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that this Subscription is rejected in full or part for any reason.

        3. No Federal or state agency has made any finding or determination as to the accuracy or adequacy of the Memorandum or as to the fairness of the terms of this Offering for investment, nor any recommendation or endorsement of the Units.



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        4.      The offer and sale of the Units is intended to be exempt from registration under the Act by virtue of section 4(2) of the Act and the provisions of Regulation D. Except as set forth in Section D below, the Company is under no obligation to register the Units on behalf of the undersigned or to assist the undersigned in complying with any exemption from registration.

        5. There is no public or other market for the Units or the Common Stock of the Company and no public or other market is expected to develop in the foreseeable future. There can be no assurance that the undersigned will be able to sell or dispose of the shares of Series A Preferred Stock or the Warrants subscribed for hereby or the Common Stock into which such shares and warrants may be converted. In order not to jeopardize the Offering's exempt status under section 4(2) of the Act and Regulation D, the transferee will be required to fulfill the investor suitability requirements thereunder.

        6. All assumptions, projections, estimates and forecasts set forth in the Memorandum have been included therein for purposes of illustration only, and no assurance is given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

        7. The undersigned acknowledges that the information contained in the Memorandum is confidential and non-public and agrees that all such information shall be kept in confidence by the undersigned and neither used by the undersigned to the undersigned's personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision); or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Subscription Agreement that they may have entered into with the Company).

        8. The Units are being issued in reliance upon the truth and accuracy of the representations made herein and the information contained in the Questionnaire.

        9. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE UNITS HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



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        10.     THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND
RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

        11. FOR CALIFORNIA RESIDENTS ONLY, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

        12. FOR FLORIDA RESIDENTS ONLY, THE UNITS HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT AND WILL BE OFFERED AND SOLD PURSUANT TO AN EXEMPTION UNDER SECTION 517.061 OF SUCH ACT. ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE OF ANY UNITS WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

D.      MISCELLANEOUS

        1. Capitalized terms used in this Agreement, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Memorandum. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural as the identity of the person or persons may require.

        2. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or cancelled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

        3. Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the company and the undersigned, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by an authorized officer of the Company.

        4. This Agreement shall be enforced, governed and construed in all respects in accordance



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with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California by and between residents of California, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

E.      EXECUTION OF AGREEMENT BY POWER OF ATTORNEY

        THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS SIGNED THIS AGREEMENT ON THE UNDERSIGNED'S OWN BEHALF, AND NOT BY POWER OF ATTORNEY, UNLESS SUCH POWER OF ATTORNEY EXPRESSLY PROVIDES FOR THE FURTHER DELEGATION OF SUCH POWER OF ATTORNEY BY THE HOLDER THEREOF, AND IN SUCH EVENT, THE UNDERSIGNED REPRESENTS THAT ATTACHED HERETO IS A TRUE AND COMPLETE COPY OF SUCH POWER OF ATTORNEY.

F.      SIGNATURE

        The signature page to this Agreement is contained as part of the applicable Subscription Package, entitled "Prospective Investor Signature Page."



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